PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

April 26, 2001



Securities and Exchange Commission
Washington, D.C.  20549

We have read the statements by Richard Russell, Treasurer of the Neuberger Berman Funds listed below, which we understand will be filed in response Sub-Item 77k of Form N-SAR and agree with the statements concerning our firm contained therein.


Very truly yours,



PricewaterhouseCoopers, LLP


Fund							Commission File Number

Neuberger Berman Manhattan Fund				811-582
Neuberger Berman Manhattan Trust			811-582
Neuberger Berman Manhattan Assets			811-582
Neuberger Berman Manhattan Portfolio			811-582
Neuberger Berman Millennium Fund			811-582
Neuberger Berman Millennium Trust			811-582
Neuberger Berman Millennium Assets			811-582
Neuberger Berman Millennium Portfolio			811-582
Neuberger Berman Regency Fund				811-582
Neuberger Berman Regency Trust				811-582
Neuberger Berman Regency Portfolio			811-582
Neuberger Berman Socially Responsive Fund		811-582
Neuberger Berman Socially Responsive Trust		811-582
Neuberger Berman Socially Responsive Assets		811-582
Neuberger Berman Socially Responsive Portfolio		811-582
Neuberger Berman Century Fund 				811-582
Neuberger Berman Century Trust 				811-582
Neuberger Berman Century Portfolio			811-582
Neuberger Berman Technology Fund			811-582
Neuberger Berman Technology Trust			811-582
Neuberger Berman Technology Portfolio			811-582